Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(703) 247-7505 (FAX)
MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS THIRD QUARTER 2008 RESULTS

ARLINGTON, VA – October 29, 2008 – MCG Capital Corporation (Nasdaq: MCGC) announced today its results for the quarter ended September 30, 2008. MCG will host an investment community conference call on Thursday, October 30, 2008 at 10:00 a.m. (Eastern Time).

FINANCIAL RESULTS

	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
(dollars in millions except per share amounts)	2008	2007		2008	2007
Revenue	$31.3	$47.1	(34)%	$105.4	$137.4	(23)%
Distributable net operating income (DNOI)(a)	$14.9	$26.4	(44)%	$52.7	$79.9	(34)%
Net operating income (NOI)	$13.0	$24.2	(46)%	$47.2	$72.8	(35)%
Net (loss) income	$(66.9)	$23.0	NM (b)	$(133.9)	$91.5	NM (b)

Gross originations and advances	$25.4	$140.7	(82)%	$103.1	$509.9	(80)%
Total investment portfolio at fair value at September 30				$1,296.5	$1,515.0	(14)%
Net (decrease) increase in investment portfolio				$(248.6)	$266.9	NM (b)
Net asset value				$714.7	$866.3	(17)%

Per share amounts:
DNOI(a)(c)	$0.20	$0.40	(50)%	$0.74	$1.26	(41)%
NOI(c)	$0.18	$0.37	(51)%	$0.66	$1.15	(43)%
(Loss) earnings(c)	$(0.90)	$0.35	NM (b)	$(1.87)	$1.44	NM (b)
Dividends	$—	$0.44	(100)%	$0.71	$1.32	(46)%
Net asset value				$9.39	$13.22	(29)%

(a)	See Selected Financial Data herein for a reconciliation of this non-GAAP measure.
(b)	NM = Not Meaningful.
(c)

In accordance with SFAS 128—Earnings per Share, or SFAS 128, for the purposes of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to stockholders on April 29, 2008 (the date that the common stock was issued in conjunction with the stockholders’ rights offering).

CONFERENCE CALL/WEBCAST/REPLAY

MCG will host an investment community conference call on Thursday, October 30, 2008 at 10:00 a.m. (Eastern Time). Slides and financial information reviewed in the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

Conference Call:	Thursday, October 30, 2008 at 10:00 a.m. Eastern Time
Dial-in Number:	(877) 604-9673 domestic; (719) 325-4877 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	(888) 203-1112 or (719) 457-0820 for international callers – replay pass code #2689547, through November 13, 2008.

MCG Capital Corporation

October 29, 2008

OVERVIEW

Today, MCG, or the Company, reported a third quarter 2008 net loss of $66.9 million, or $0.90 per share, down from net income of $23.0 million, or $0.35 per share, a year earlier. The decrease in earnings reported during the quarter ended September 30, 2008 was attributable to the recognition of $79.7 million of losses on MCG’s investment portfolio, which primarily reflects a reduction in the multiples used to estimate fair value of MCG’s investments and, to a lesser extent, decreased performance of some portfolio companies. MCG’s revenue for the current quarter was $31.3 million, which represents a 34% decrease from the same quarter last year. Net operating income decreased 46% to $13.0 million. MCG’s reported distributable net operating income of $14.9 million, or $0.20 per share, was down from $26.4 million, or $0.40 per share. MCG’s revenues, net operating income and distributable net operating income decreased primarily because MCG is no longer accruing dividends on one of its more significant portfolio investments. In addition, a 254 basis point decrease in average LIBOR rates, as well as decreases in MCG’s loan originations and loan fees, also contributed to the decrease in MCG’s interest income.

While the Company continues to feel the pressure of write-downs in the portfolio, it has managed its liquidity and asset coverage ratio effectively through portfolio monetizations during the quarter. With a price that is less than 10% of its net asset value, MCG’s principal focus is on the opportunistic monetization of certain debt and equity investments in its portfolio so as to deleverage its balance sheet and build cash reserves, which it believes will enable it to improve shareholder value. MCG intends to build its cash position to a level that would give it the flexibility, if necessary, to repay its debt obligations in the event they are not renewed, and to evaluate potential share repurchases and the resumption of shareholder distributions as the equity portfolio recovers from recent market disruptions. MCG expects that originations will not resume unless market conditions improve.

During the quarter ended September 30, 2008, MCG successfully monetized approximately $66.0 million of portfolio investments. The proceeds from five of these monetizations correlated closely with the reported fair value of the associated investments as of June 30, 2008; while MCG sold one investment for $5.3 million less than the fair value reported as of June 30, 2008. MCG continues to focus on preserving its net asset value through opportunistic monetizations. Therefore, while MCG will strive to continue monetizing assets at similar levels over the course of the next several quarters, the timing of such monetizations is largely dependent upon future market conditions.

MCG is also focused on preserving its liquidity. In this regard, last quarter MCG announced the elimination of dividends for the balance of 2008, which was expected to preserve $40.0 million in capital. In addition, MCG made expense reductions it anticipates will result in $12.0 million to $14.0 million of savings through December 2009. Currently, MCG expects to apply certain losses for tax purposes in 2009 that it recognized for book purposes during 2008, which will significantly reduce MCG’s statutorily required dividend payment in 2009. Currently, in order to preserve capital, MCG intends to pay the statutory minimum dividend for 2009, which could be as low as zero for all of 2009. This action would preserve over $80.0 million in capital versus the dividend paid during the third quarter of 2008 of $0.27 per share. Variables that could necessitate a dividend in 2009 include the actual timing of gains and losses for tax purposes and equity investment monetizations. MCG will make decisions with respect to the actual level of 2009 dividends on a quarter-by-quarter basis during 2009, after taking into account the minimum statutorily required level of distributions, gains and losses recognized for tax purposes, monetizations, its liquidity and its BDC asset coverage ratio at the time of such decision.

MCG Capital Corporation

October 29, 2008

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2008, MCG’s cash and cash equivalents totaled $19.3 million. As of September 30, 2008, MCG had borrowings of $653.0 million under various debt facilities, including $19.5 million of borrowings that mature within one year. As a business development company, MCG is required to meet a coverage ratio of total net assets to total borrowings and other senior securities of at least 200%. As of September 30, 2008, MCG’s ratio of total net assets to total borrowings and other senior securities was 207%, which provides MCG with $43.3 million of room beyond the minimum thresholds of the BDC asset coverage ratio. During October 2008, MCG used a portion of the proceeds from its monetizations to repay a portion of its debt. In part, because of this action, MCG’s BDC asset coverage ratio rose to approximately 212% as of October 27, 2008 and MCG expects that this ratio will continue to improve as it completes additional monetizations of its investment portfolio. Based on its balances of total assets, total borrowings and other securities as of October 27, 2008, MCG would have $75.3 million of room beyond the minimum thresholds under the BDC asset coverage ratio.

Each of MCG’s credit facilities has certain collateral requirements and/or financial covenants. Two of these financial covenants require that MCG maintain a minimum shareholders’ equity of not less than $654 million and that MCG maintain an asset coverage ratio of not less than 200%, consistent with its BDC asset coverage requirements. As of September 30, 2008, MCG was in compliance with all financial covenants under each of its borrowing facilities although there can be no assurance regarding compliance in future periods. Two of MCG’s credit facilities also have maturity events in the next twelve months. MCG currently believes that it will be able to obtain renewals or extensions of such maturities or, if not successful in such renewals or extensions, to satisfy the obligations as they come due.

During the third quarter 2008, the U.S. Small Business Administration, or SBA, increased its commitment to reserve leverage of up to $130 million for Solutions Capital I, LP, one of MCG’s wholly owned subsidiaries. MCG may draw on this borrowing capacity to fund new originations that provide debt and equity capital to qualifying small businesses, subject to additional funding by MCG and compliance with the SBA’s capital requirements and customary procedures. In addition, MCG applied for, and just recently received, exemptive relief from the SEC that is similar to relief granted to other BDCs that own and operate SBICs. This exemptive relief permits MCG to, among other things, effectively exclude debt issued by the SBA to Solutions Capital I, LP from MCG’s consolidated BDC asset coverage ratio.

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $1.296 billion at September 30, 2008, as compared to $1.431 billion at June 30, 2008. During the third quarter of 2008, MCG originated investments of $5.5 million in four existing portfolio companies and made advances of $19.9 million, including $7.7 million of paid-in-kind, or PIK, advances and $12.2 million of advances to portfolio companies under revolving and line of credit facilities. The originations of $5.5 million included $4.5 million of senior debt and $1.0 million of preferred equity. Gross payments, reductions and sales of securities during the third quarter of 2008 of $81.0 million were composed of $46.8 million of senior debt, $9.6 million of secured subordinated debt, $13.8 million of preferred equity and $10.8 million of common equity.

MCG Capital Corporation

October 29, 2008

During the three months ended September 30, 2008, MCG reported net investment losses before income tax provision of $79.7 million, which are detailed below:

		Three months ended September 30, 2008
	Industry	Type	Realized (Loss)/Gain	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized (Appreciation)/ Depreciation	Net (Loss)/Gain
(dollars in thousands)
Portfolio Company
Broadview Networks Holdings, Inc.	Communications	Control	$—	$(48,189)	$—	$(48,189)
Intran Media, LLC	Other Media	Control	—	(6,115)	—	(6,115)
Total Sleep Holdings, Inc.	Healthcare	Control	—	(5,694)	—	(5,694)
Working Mother Media, Inc.	Publishing	Control	(20,750)	—	15,404	(5,346)
GMC Television Broadcasting, LLC	Broadcasting	Control	—	(5,273)	—	(5,273)
National Product Services, Inc.	Business Services	Control	—	(4,097)	—	(4,097)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(3,249)	—	(3,249)
Active Brands International, Inc.	Consumer Products	Non-affiliate	—	(2,762)	—	(2,762)
Philadelphia Newspapers, LLC	Newspaper	Non-affiliate	—	(1,596)	—	(1,596)
G&L Investment Holdings, LLC	Insurance	Non-affiliate	—	(1,205)	—	(1,205)
Cruz Bay Publishing, Inc.	Publishing	Non-affiliate	—	(1,083)	—	(1,083)
CWP/RMK Acquisition Corp.	Home Furnishings	Non-affiliate	—	(1,037)	—	(1,037)
Coastal Sunbelt, LLC	Food Services	Control	—	(1,034)	—	(1,034)
Wiesner Publishing Company, LLC	Publishing	Non-affiliate	5,344	—	(5,503)	(159)
Stratford School Holdings, Inc.	Education	Affiliate	—	4,624	—	4,624
MCI Holdings LLC	Healthcare	Non-affiliate	—	2,458	—	2,458
Avenue Broadband LLC	Cable	Control	—	2,329	—	2,329
Jenzabar, Inc.	Technology	Non-affiliate	—	1,423	—	1,423
JUPR Holdings, Inc.	Information Services	Control	5,994	—	(5,958)	36
Other (< $1 million net (loss) gain)			(51)	(3,621)	(83)	(3,755)

Total			$(9,463)	$(74,121)	$3,860	$(79,724)

As shown in the above table, MCG recorded $48.2 million of unrealized depreciation on Broadview Network Holdings, Inc., primarily resulting from a reduction of the market multiples that MCG used to estimate Broadview’s fair value. In September 2008, MCG also sold substantially all of the assets of Working Mother Media, Inc., for net proceeds of $4.3 million, which resulted in a $5.3 million loss for MCG in addition to its $15.4 million unrealized depreciation on this investment reported as of June 30, 2008. MCG also sold its investments in Wiesner Publishing Company, LLC and JUPR Holdings, Inc. for approximately the fair value of these investments reported as of June 30, 2008. These changes and the remaining unrealized depreciation shown in the above table predominantly resulted from a change in the multiples that MCG used to estimate the fair value of the investments and, to a lesser extent, the performance of some portfolio companies.

In addition to the transactions described above, in July 2008, in connection with a $15.0 million debt and equity investment by NCR Corporation into TNR Holdings Corp., or TNR, MCG converted its securities into preferred equity of TNR. This conversion resulted in a reduction of $28.8 million in its debt investment in TNR, with a corresponding $28.8 million increase in its preferred equity investment in TNR.

MCG Capital Corporation

October 29, 2008

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	September 30, 2008	December 31, 2007
	(unaudited)
Assets
Cash and cash equivalents	$19,281	$23,297
Cash, securitization accounts	41,083	37,003
Cash, restricted	1,351	4,010
Investments at fair value
Non-affiliate investments (cost of $617,751 and $675,077, respectively)	624,768	706,819
Affiliate investments (cost of $56,577 and $70,516, respectively)	68,498	77,601
Control investments (cost of $813,207 and $818,808, respectively)	603,203	760,670

Total investments (cost $1,487,535 and $1,564,401, respectively)	1,296,469	1,545,090
Interest receivable	7,966	11,272
Other assets	19,904	16,909

Total assets	$1,386,054	$1,637,581

Liabilities
Borrowings (maturing within one year of $19,500 and $166,922, respectively)	$652,968	$751,035
Interest payable	5,888	6,599
Dividends payable	—	28,858
Other liabilities	12,519	16,400

Total liabilities	671,375	802,892

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on September 30, 2008 and December 31, 2007, 76,117 issued and outstanding on September 30, 2008 and 65,587 issued and outstanding on December 31, 2007	761	656
Paid-in capital	995,859	933,274
Undistributed (distributions in excess of) earnings:
Paid-in capital	(84,070)	(84,070)
Other	(6,674)	4,704
Net unrealized depreciation on investments	(191,066)	(19,311)
Stockholder loans	(131)	(564)

Total stockholders’ equity	714,679	834,689

Total liabilities and stockholders’ equity	$1,386,054	$1,637,581

Net asset value per common share at period end	$9.39	$12.73

Note: MCG reclassified certain prior period information to conform to current year presentation

MCG Capital Corporation

October 29, 2008

MCG Capital Corporation

Consolidated Statements of Operations (unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2008	2007	2008	2007
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$18,198	$20,379	$55,652	$58,684
Affiliate investments (5% to 25% owned)	1,656	3,447	5,205	10,993
Control investments (more than 25% owned)	10,529	21,303	42,065	59,510

Total interest and dividend income	30,383	45,129	102,922	129,187

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	466	1,145	1,399	3,459
Affiliate investments (5% to 25% owned)	—	57	—	107
Control investments (more than 25% owned)	447	751	1,071	4,659

Total advisory fees and other income	913	1,953	2,470	8,225

Total revenue	31,296	47,082	105,392	137,412

Operating expenses
Interest expense	7,991	11,888	26,706	31,535
Employee compensation
Salaries and benefits	4,081	6,186	13,673	18,052
Amortization of employee restricted stock awards	1,802	2,120	5,406	7,126

Total employee compensation	5,883	8,306	19,079	25,178
General and administrative expense	4,408	2,640	12,377	7,911

Total operating expenses	18,282	22,834	58,162	64,624

Net operating income before net investment (losses) gains and income tax provision	13,014	24,248	47,230	72,788

Net realized (losses) gains on investments
Non-affiliate investments (less than 5% owned)	5,359	2,567	5,484	8,508
Affiliate investments (5% to 25% owned)	1	—	(61)	—
Control investments (more than 25% owned)	(14,823)	673	(14,551)	7,564

Total net realized (losses) gains on investments	(9,463)	3,240	(9,128)	16,072

Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	(12,790)	4,253	(24,871)	615
Affiliate investments (5% to 25% owned)	4,214	6,458	4,836	8,709
Control investments (more than 25% owned)	(61,685)	(11,746)	(151,447)	(3,798)

Total net unrealized (depreciation) appreciation on investments	(70,261)	(1,035)	(171,482)	5,526

Net investment (losses) gains before income tax provision	(79,724)	2,205	(180,610)	21,598
Income tax provision	236	3,434	568	2,867

Net (loss) income	$(66,946)	$23,019	$(133,948)	$91,519

(Loss) earnings per basic and diluted common share(d)	$(0.90)	$0.35	$(1.87)	$1.44
Cash distributions declared per common share	$—	$0.44	$0.71	$1.32
Weighted-average common shares outstanding(d)
Basic	74,296	65,537	71,526	63,378
Diluted	74,296	65,556	71,526	63,381

(d)     In accordance with SFAS 128—Earnings Per Share, for the purposes of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to stockholders on April 29, 2008 (the date that the common stock was issued in conjunction with the stockholders’ rights offering). See Note 5—Capital Stock and Note 8—(Loss) Earnings Per Share in the Notes to MCG’s Condensed Consolidated Financial Statements for additional information about the rights offering, the associated bonus element, and its estimated impact on MCG’s net asset value per common share.

MCG Capital Corporation

October 29, 2008

SELECTED FINANCIAL DATA

(in thousands, except per share amounts)

(unaudited)

	2007 Q3	2007 Q4	2008 Q1	2008 Q2	2008 Q3
Income statement:
Interest and dividend income
Interest income	$31,132	$31,774	$29,829	$26,219	$26,825
Dividend income	12,607	13,808	11,721	2,957	2,750
Loan fee income	1,390	1,260	849	964	808

Total interest and dividend income	$45,129	$46,842	$42,399	$30,140	$30,383
Advisory fees and other income	1,953	2,865	597	960	913

Total revenue	47,082	49,707	42,996	31,100	31,296
Interest expense	11,888	11,584	10,300	8,415	7,991
Salaries and benefits	6,186	3,748	6,206	3,386	4,081
General and administrative(e)	2,640	3,347	3,482	4,487	4,408
Amortization of employee restricted stock awards(e)	2,120	1,898	1,742	1,862	1,802

Net operating income before investment gains and losses and income tax provision (benefit)	24,248	29,130	21,266	12,950	13,014
Net investment gains and losses before income tax provision (benefit)	2,205	(34,485)	(18,598)	(82,288)	(79,724)
Income tax provision (benefit)	3,434	(472)	170	162	236

Net income (loss)	$23,019	$(4,883)	$2,498	$(69,500)	$(66,946)

Reconciliation of DNOI to net operating income:
Net operating income before investment gains and losses and income tax provision	$24,248	$29,130	$21,266	$12,950	$13,014
Amortization of employee restricted stock awards(e)	2,120	1,898	1,742	1,862	1,890

DNOI(e)	$26,368	$31,028	$23,008	$14,812	$14,904

DNOI per share-weighted average common shares (f)(g)	$0.40	$0.46	$0.34	$0.20	$0.20

Per common share statistics:
Weighted-average common shares outstanding(g)	65,537	67,825	67,941	72,310	74,296
Net operating income before investment gains and losses and income tax provision (benefit) per common share—basic and diluted(g)	$0.37	$0.43	$0.31	$0.18	$0.18
(Loss) earnings per common share—basic and diluted(g)	$0.35	$(0.07)	$0.04	$(0.96)	$(0.90)
Net asset value per common share—period end	$13.22	$12.73	$12.36	$10.31	$9.39
Dividends declared per common share	$0.44	$0.44	$0.44	$0.27	$—

(e)	In Q3 2008 general and administrative expense includes $953 of costs associated with MCG’s restructuring, including $88 of costs associated with the amortization of restricted stock awards.

(f)

DNOI represents net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. We view DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(g)

In accordance with SFAS 128, for the purposes of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to shareholders on April 29, 2008 (the date that that the common stock was issued in conjunction with the stockholders’ rights offering).

MCG Capital Corporation

October 29, 2008

SELECTED FINANCIAL DATA

(dollars in thousands)

(unaudited)

	2007 Q3	2007 Q4	2008 Q1	2008 Q2	2008 Q3
Average quarterly loan portfolio—fair value	$1,057,112	$1,081,260	$1,016,845	$999,942	$925,862
Average quarterly total investment portfolio—fair value	1,484,604	1,563,318	1,530,940	1,514,918	1,412,899
Average quarterly total assets	1,567,353	1,619,945	1,590,101	1,593,656	1,469,584
Average quarterly stockholders’ equity	816,242	850,370	823,485	836,044	778,026
Return on average total assets (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	6.86%	6.82%	6.62%	5.50%	4.87%
Net income	8.59%	5.80%	3.77%	(3.07%)	(8.85%)
Return on average equity (trailing 12 months)
Net operating income before investment gains and losses and income tax provision (benefit)	12.57%	12.74%	12.60%	10.53%	9.29%
Net income	15.73%	10.83%	7.17%	(5.88%)	(16.89%)
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	5.45%	5.01%	3.27%	2.75%	2.91%
Spread to average LIBOR on average yielding loan portfolio at fair value(h)	8.21%	8.31%	9.73%	9.46%	9.75%

	13.66%	13.32%	13.00%	12.21%	12.66%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.20%	0.13%	0.03%	0.09%	0.04%
Impact of previously unaccrued income	0.00%	0.00%	0.00%	0.00%	0.00%
Impact of non-accrual loans	(1.65%)	(1.33%)	(0.90%)	(1.37%)	(0.83%)

Total yield on average loan portfolio at fair value	12.21%	12.12%	12.13%	10.93%	11.87%

Cost of funds
Average LIBOR	5.45%	5.01%	3.27%	2.75%	2.91%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(h)	0.96%	1.08%	2.07%	1.54%	1.36%
Impact of amortization of deferred debt issuance costs	0.16%	0.22%	0.27%	0.30%	0.39%

Total cost of funds	6.57%	6.31%	5.61%	4.59%	4.66%

Net interest margin	8.76%	8.83%	8.29%	5.67%	6.20%

Selected period end balance sheet statistics:
Total investment portfolio at fair value	$1,514,957	$1,545,090	$1,512,416	$1,431,084	$1,296,469
Total assets	1,579,386	1,637,581	1,574,686	1,506,595	1,386,054
Borrowings	659,780	751,035	720,336	692,975	652,968
Total equity	866,309	834,689	810,203	779,530	714,679
Cash, securitization accounts	20,325	37,003	20,494	29,098	41,083
Period end debt to period end equity	76.16%	89.98%	88.91%	88.90%	91.37%
Period end debt, net of cash, securitization accounts to period end equity	73.81%	85.54%	86.38%	85.16%	85.62%

Other statistics (at period end):
Number of portfolio companies	86	81	79	77	73
Number of employees	94	95	98	99	74
Loans on non-accrual as a percentage of total debt investments (fair value)(i)	10.08%	6.52%	7.06%	6.21%	4.24%
Loans past due greater than 90 days as a percentage of total debt investments (fair value)	0.77%	0.00%	1.18%	1.10%	0.21%

(h)

The impact due to the timing of the LIBOR resets is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets for Q4 2007, Q1 2008, Q2 2008 and Q3 2008 was approximately 0.20%, 0.88%, 0.15% and 0.04%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q4 2007, Q1 2008, Q2 2008 and Q3 2008 was approximately 0.03%, 0.70%, (0.03%) and (0.23%), respectively.

(i)

At September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008 the impact of Cleartel on loans on non-accrual as a percentage of total debt investment at fair value is 5.37%, 2.44%, 2.94%, 0.0% and 0.0%, respectively. The decrease in the impact of Cleartel on the non-accrual percentage from Q3 2007 through Q4 2007 and from Q1 2008 to Q2 2008 is a result of the unrealized depreciation recorded during 2007 and in Q2 2008. At September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008 the impact of TNR on loans on non-accrual as a percentage of total debt investment at fair value is 2.63%, 2.66%, 2.75%, 3.0% and 0.20%, respectively. The decrease in the impact of TNR on the non-accrual percentage from Q2 2008 to Q3 2008 reflects a restructuring of TNR debt into equity during Q3 2008.

MCG Capital Corporation

October 29, 2008

SELECTED FINANCIAL DATA

(dollars in thousands)

(unaudited)

	2007 Q3	2007 Q4	2008 Q1	2008 Q2	2008 Q3
Investment rating: (j)(k)
IR 1 total investments at fair value(j)	$986,207	$1,107,050	$1,043,040	$989,536	$848,115
IR 2 total investments at fair value	265,365	207,668	192,358	195,576	172,376
IR 3 total investments at fair value	175,030	180,193	220,894	219,230	263,988
IR 4 total investments at fair value	26,188	20,113	21,703	11,713	—
IR 5 total investments at fair value	62,167	30,066	34,421	15,029	11,990

IR 1 percentage of total portfolio	65.1%	71.6%	69.0%	69.1%	65.4%
IR 2 percentage of total portfolio	17.5%	13.4%	12.7%	13.7%	13.3%
IR 3 percentage of total portfolio	11.6%	11.7%	14.6%	15.3%	20.4%
IR 4 percentage of total portfolio	1.7%	1.3%	1.4%	0.8%	—
IR 5 percentage of total portfolio	4.1%	2.0%	2.3%	1.1%	0.9%

New investments by security type:
Secured senior debt	$62,117	$51,432	$9,782	$16,263	$10,696
Subordinated debt—Secured	25,369	62,799	8,888	20,572	10,211
Subordinated debt—Unsecured	23,516	692	804	691	723
Preferred equity	25,681	48,249	17,710	2,954	3,766
Common/Common equivalents equity	4,057	2,390	9	19	9

Total	$140,740	$165,562	$37,193	$40,499	$25,405

Exits and repayments by security type:
Secured senior debt	$70,599	$63,679	$33,532	$20,705	$46,756
Subordinated debt—Secured	16,983	15,546	13,696	18,908	9,579
Subordinated debt—Unsecured	250	5,327	—	—	—
Preferred equity	70	4,902	3,592	281	13,839
Common/Common equivalents equity	2,977	11,263	751	205	10,831

Total	$90,879	$100,717	$51,571	$40,099	$81,005

Exits and repayments by transaction type:
Scheduled principal amortization	$17,897	$17,689	$9,773	$15,524	$14,133
Senior loan sales	—	28,506	10,733	—	8,000
Principal prepayments	67,466	35,586	27,332	22,362	33,690
Payment of payment-in-kind interest and dividends	2,547	5,816	2,990	2,049	3,363
Sale of equity investments	2,969	13,120	743	164	21,819

Total	$90,879	$100,717	$51,571	$40,099	$81,005

(j)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment the investment

(k)

At September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, approximately $545,135, $620,584, $593,388, $543,405 and $469,066, respectively, of MCG’s investments with an investment rating of “1” were loans to companies in which we also hold equity securities or for which we have already realized a gain on MCG’s equity investment.

MCG Capital Corporation

October 29, 2008

SELECTED FINANCIAL DATA

(dollars in thousands)

(unaudited)

	2007 Q3	2007 Q4	2008 Q1	2008 Q2	2008 Q3
Composition of investments at period end, fair value:
Secured senior debt	$492,355	$479,214	$452,445	$441,500	$383,493
Subordinated debt
Secured	516,642	522,742	513,467	478,107	453,336
Unsecured	37,075	32,189	32,722	30,613	29,967

Total debt	1,046,072	1,034,145	998,634	950,220	866,796

Preferred equity	401,273	447,229	449,978	411,700	369,503
Common/common equivalents equity	67,612	63,716	63,804	69,164	60,170

Total equity	468,885	510,945	513,782	480,684	429,673

Total	$1,514,957	$1,545,090	$1,512,416	$1,431,084	$1,296,469

Percentage of investments at period end, fair value:
Secured senior debt	32.5%	31.0%	29.9%	30.9%	29.6%
Subordinated debt
Secured	34.1%	33.9%	34.0%	33.4%	35.0%
Unsecured	2.4%	2.1%	2.1%	2.1%	2.3%

Total debt	69.0%	67.0%	66.0%	66.4%	66.9%

Preferred equity	26.5%	28.9%	29.8%	28.8%	28.5%
Common/common equivalents equity	4.5%	4.1%	4.2%	4.8%	4.6%

Total equity	31.0%	33.0%	34.0%	33.6%	33.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to MCG’s results of operations, including revenues, net operating income, distributable net operating income and general and administrative expenses and the factors that may affect such results, the cause of net unrealized losses, the performance of MCG’s portfolio companies, the Company’s current strategic direction, including opportunistically monetizing assets and the timing of such monetizations, the preservation of liquidity, deleveraging its balance sheet and increasing its BDC asset coverage ratio, the amount of additional borrowings and excess capacity available to MCG in relation to its BDC asset coverage ratio, the compliance with credit facility covenants and MCG’s ability to renew, extend the maturity date of and repay such facilities, the timing and amount of dividend distributions, the evaluation of potential share repurchases, the ability to increase shareholder value and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.